UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 24, 2019

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 W. Fort Street, Suite 1800, Detroit, Michigan 48226
(Address of principal executive offices, including Zip Code)

(800) 867-9757
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of exchange on which registered)
Common Stock (par value $.01 per share)	TCF	The NASDAQ Stock Market
Depositary shares, each representing a 1/1000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock	TCFCP	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in such a filing.

TCF Financial Corporation (the "Corporation") issued a press release dated October 28, 2019, attached to this Form 8-K as Exhibit 99.1, announcing its results of operations for the quarter ended September 30, 2019.

The earnings release is also available on the Investor Relations section of the Corporation’s website at http://ir.tcfbank.com. The Corporation’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Corporation.

Item 7.01 Regulation FD Disclosure.

Information is being furnished herein in Exhibit 99.2 with respect to the slide presentation prepared for use with the press release. This information includes selected financial and operational information through the third quarter of 2019 and does not represent a complete set of financial statements and related notes prepared in conformity with generally accepted accounting principles ("GAAP"). Most, but not all, of the selected financial information furnished herein is derived from the Corporation’s consolidated financial statements and related notes prepared in accordance with GAAP and management’s discussion and analysis of financial condition and results of operations included in the Corporation’s reports on Forms 10-K and 10-Q. The Corporation’s annual financial statements are subject to independent audit. These materials are dated October 28, 2019 and TCF does not undertake to update the materials after that date.

The presentation is also available on the Investor Relations section of the Corporation’s website at http://ir.tcfbank.com. The Corporation’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Corporation.

Information contained herein, including Exhibit 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On October 24, 2019, the Corporation's board of directors approved an authorization to repurchase up to $150 million of TCF common stock. The repurchase program has no expiration, and permits shares to be repurchased in compliance with Rule 10b-18 of the Exchange Act, through one or more broker-dealers as part of “block purchases” made by the Corporation, and/or through privately negotiated purchases, accelerated stock repurchase agreements, or 10b5-1 plans at the discretion of the Corporation.

In addition, the board of directors declared a regular quarterly cash dividend of $0.35 per common share payable on December 2, 2019 to shareholders of record at the close of business on November 15, 2019, and declared a quarterly cash dividend of $0.35625 per depositary share payable on December 2, 2019 to shareholders of record of the depositary shares, each representing a 1/1,000th interest in a share of the 5.70% Series C Non-Cumulative Perpetual Preferred Stock, at the close of business on November 15, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Earnings Release of TCF Financial Corporation, dated October 28, 2019
99.2	Slide presentation prepared for use with the Earnings Release, dated October 28, 2019
101.1	Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, President and Chief Executive Officer (Principal Executive Officer)

/s/ Dennis L. Klaeser
Dennis L. Klaeser, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kathleen S. Wendt
Kathleen S. Wendt, Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  October 28, 2019